Homes for America Holdings, Inc. Agreement
                                 June 30, 2000

     THIS AGREEMENT (this "Agreement") dated the 30th day of June, 2000 (the "Effective Date"), is made by and between:

     (i) HOMES FOR AMERICA HOLDINGS, INC., a Nevada corporation ("HFAH"), BRIARMEADOWS / HOMES FOR AMERICA, INC., a Texas corporation ("Briarmeadows HFA"), and ARLINGTON / HOMES FOR AMERICA, INC., a Texas corporation ("Arlington HFA") (HFAH, Briarmeadows HFA, and Arlington HFA are together the "Company"), and

     (ii) WILLIAM KOPLOVITZ, JR., an individual residing in the State of New York ("Koplovitz"), WILLIAM MAROVITZ, an individual residing in the State of Illinois ("Marovitz"), DAVID SCHUTZ, an individual residing in the State of Wisconsin ("Schutz"), WILLIAM TAYLOR ("Taylor"), an individual residing in the State of New York, JON NIX, an individual residing in the State of New York ("Nix"), LITIGATION RESEARCH DEFINED BENEFIT PENSION TRUST, FARRALD G. BELOTE, JR., TRUSTEE, a trust organized in the State of Texas ("Belote"), and STEPHEN T. FROST, an individual residing in the State of Wisconsin ("Frost") (Koplovitz, Marovitz, Schutz, Taylor, Nix, Belote, and Frost are together the "Investors").

                                    RECITALS:

R.1. The Investors are the registered owners and/or holders respectively of certain preferred stock, warrants, options and promissory notes issued or made by HFAH (or required to be made or issued by HFAH), together with certain separate agreements by and between HFAH with certain Investors, all as more particularly described hereinbelow (together the "Financial Instruments").

R.2. The common stock of HFAH is not listed on a public exchange and the parties agree that the Financial Instruments are illiquid investments with no ready market for sale.

R.3. The Investors have requested that HFAH assist the Investors in reducing the Financial Instruments to a marketable investment, whether by repurchase, payment at term, or substitution and exchange.

R.4. HFAH is the parent corporation and sole stockholder of its two subsidiaries Briarmeadows HFA and Arlington HFA, and each of them is a special purpose corporation holding marketable real property in the State of Texas more particularly described herein (the "Texas Properties").

R.5. The parties have agreed upon a purchase by and sale to the Investors, as a collective group, of the Texas Properties in consideration of (a) the assumption or refinance of the mortgage obligations on the Texas Properties by the Investor Company (as defined below), (b) the surrender and release to HFAH all of the Financial Instruments, valued collectively, with (c) HFAH issuing to the Investors in addition a new promissory note to balance the exchange amounts (the "Balance Note").

R.6. As part of the implementation of this Agreement the Investors shall organize and capitalize with the Financial Instruments a partnership, corporation, limited liability company, escrow, trust, or other entity of their choice (the "Investor Company") (a) to take their place as parties to this Agreement, with power and authority to transfer, sell, and dispose of the Financial Instruments, (b) to assume or refinance the respective mortgage obligations of Briarmeadows HFA and Arlington HFA, (c) to take title to the Texas Properties and the Balance Note at Closing (described hereinbelow), and (d) to control among the Investors the tax treatment of the conveyances contemplated hereby.

R.7. In the interim between the Effective Date and the Closing, the parties have agreed that the Effective Date shall operate as the economic tolling date for any obligations under the Financial Instruments, notwithstanding the terms thereof or the retention of title thereto, and from and after the Effective Date, the Investors (or their substitute the Investor Company) in accordance with the terms hereof, (a) shall receive no income, interest, dividends, contractual payments, charges, or any other consideration except as provided in this Agreement and (b) shall be deemed to have no right to vote, make elections, provide notices, or claim any other benefit accruing under the title to such Financial Instruments.

                             Exhibit 10.24 - Page 1

     NOW,  THEREFORE,  in  consideration  of  the  foregoing  recitals  and  the
representations,   warranties,   and  covenants   hereinafter  set  forth,   the
undersigned parties, intending to be legally bound hereby, agree as follows:

1.   Purchase and Sale.

     (a) The Investor Company hereby agrees to purchase, and HFAH hereby agrees to sell, the Texas Properties (each as defined in S 5 below). The purchase price for the Texas Properties shall be Four Million Eight Hundred Thousand Dollars ($4,800,000) (the "Purchase Price") upon the terms and conditions set forth herein. The Purchase Price has been allocated by the parties as follows: (i) Three Million Dollars ($3,000,000) for the Briarmeadows Property; and (ii) One Million Eight Hundred Thousand Dollars ($1,800,000) for the Arlington Property.

     (b) As a portion of the purchase price, the Investor Company shall assume or refinance the outstanding first mortgage obligations of the Texas Properties, being approximately One Million Five Hundred Thousand Dollars ($1,500,000) for the Briarmeadows Property and approximately One Million Two Hundred Thousand Dollars ($1,200,000) for the Arlington Property, each a "Mortgage" and collectively the "Mortgages". HFAH, Briarmeadows HFA and Arlington HFA shall cooperate fully as requested by the Investor Company in causing the holders of the Mortgages to agree to their assumption or refinancing by the Investor Company on terms acceptable to the Investor Company.

     (c) HFAH hereby agrees to accept as full and final payment of the purchase price for the Texas Properties (i) the Mortgage assumptions or refinancings required of the Investor Company under S 1(b) above as further provided in S 7 below, (ii) delivery of all right, title, and interest to the Financial Instruments (as tolled under S 4 below) at Closing, and (iii) the amount of the Balance Note that HFAH shall deliver to the order of the Investor Company pursuant to and in accordance with the provisions of S 8 below.

2.   Financial  Instruments.

     The Investors are the holders and owners of the respective Financial Obligations identified on Exhibits A-1 through A-7 inclusive attached hereto and hereby incorporated as if set forth herein (the "Financial Instruments"). Each Investor acknowledges that the Financial Instrument(s) that relates to him set forth the entirety of his interest in HFAH, except to the extent provided herein. An attachment to each such exhibit shall include to the extent necessary the respective Investor's name, notice address, and rights under Financial Instruments that is or are owned and held by that Investor.

3.   Investor Company.

     (a) The Investor Company shall establish and designate to HFAH in advance of Closing a single payee, whether the Investor Company Representative or an escrow agent or attorney, to receive the payments required under the Balance Note or otherwise due from the Company. From time to time the Investor Company Representative may designate a successor payee for subsequent payments. HFAH shall have no obligation to account to the individual Investors for or to assure the later distribution to the individual Investors of any sum due hereunder and the payment to the designated payee by HFAH shall satisfy its payment obligations in full.

     (b) The Investor Company hereby designates Koplovitz and Schutz as its joint representatives for required notices and communications hereunder (both of whom must sign and receive notices) (jointly referred to as the "Investor Company Representative"). The Investor Company reserves the right to name a replacement or successor for Koplovitz and/or Schutz, and shall promptly notify HFAH of any such change. The Company shall be entitled to receive and rely upon notices from the Investor Company Representative and to provide notices thereto without the requirement to communicate with or obtain written consents from each party hereto.

     (c) Promptly after the Effective Date and in any event on or before August 31, 2000, the Investors shall organize the Investor Company and capitalize it with the Financial Instruments. Upon organization and election of officers or authorized representatives for the Investor Company, the Investor Company Representative shall notify the Company in writing and arrange for the Investor Company to execute and return to HFAH a counterpart of this Agreement, with the Investor Company


                             Exhibit 10.24 - Page 2
          representing, warranting, and covenanting by such execution and delivery that (i) it has title to the Financial Instruments sufficient to surrender, convey, or release them to the order of HFAH and in accordance with the terms of this Agreement, (ii) that it has assumed all of the rights, titles, interests, and obligations of the Investors under this Agreement, and (iii) that it will hold the Financial
          Instruments subject to the terms of this Agreement and neither hypothecate or transfer or suffer the assignment or transfer of any interest therein except as provided in this Agreement. Upon performance of the obligations of this provision, but subject to the provisions of S 7(e) below, the Investors shall be released from all further obligations hereunder.

4.   Tolling  Period.

     (a) Subject to the terms and conditions for a termination of this Agreement under S 7(e) below, the Effective Date shall operate as the economic tolling date for any obligations under the Financial Instruments, notwithstanding the terms thereof or the retention of title thereto, and from and after the Effective Date the Investors (or their substitute the Investor Company) (i) shall receive no income, interest, dividends, contractual payments or other rights, charges, proceeds, or any other consideration except as provided in this Agreement and (ii) shall be deemed to have no right to vote, make elections, provide notices, or claim any other benefit accruing under the title to such Financial Instruments.

     (b) The parties understand and acknowledge that the Financial Instruments on the Effective Date have (in some instances) outstanding interest, dividends, contractual rights, or other proceeds from the ownership thereof which are due and payable or otherwise accrued as of the Effective Date. All of such additional rights and proceeds are deemed to be attached to and conveyed with the Financial Instruments on the Effective Date and are subject to this tolling obligation.

5.   Definition and Status of "Texas Properties".

     (a)  Briarmeadows  HFA.

          HFAH and Briarmeadows HFA each hereby represents and warrants to the Investor Company as of the Effective Date and as of Closing that: (i) HFAH is the sole stockholder of Briarmeadows HFA with power and authority to transfer and convey all of the outstanding stock of Briarmeadows HFA, except to the extent such stock is pledged to secure a Mortgage; and (ii) Briarmeadows HFA is the fee simple title owner of the Texas Property more fully described, with common address, legal description, outstanding mortgage or deed of trust obligations, and owners title insurance policy, in Exhibit B-1 attached hereto and hereby incorporated as if set forth herein (the "Briarmeadows Property"); (iii) the financial statement for Briarmeadows HFA attached hereto as Exhibit B-2 and hereby incorporated as if set forth herein has been prepared in accordance with generally accepted accounting practices and certified by an executive officer of the Company and truly and correctly sets forth the financial condition of Briarmeadows HFA as of the date of the statement; (iv) HFAH is authorized to cause Briarmeadows HFA to undertake the conveyance contemplated hereunder of the Briarmeadows Property with full power and authority to sell it to the Investor Company without the consent of any other person or entity; and (v) HFAH and Briarmeadows HFA, each by its respective and duly constituted board of directors, have been authorized to consummate the execution, delivery, and performance of this Agreement and the transactions contemplated hereby.

(b) Arlington HFA. HFAH and Arlington HFA each hereby represents and warrants to the Investor Company as of the Effective Date and as of Closing that:
     (i) HFAH is the sole stockholder of Arlington HFA with power and authority to transfer and convey all of the outstanding stock of Arlington HFA, except to the extent such stock is pledged to secure a Mortgage; and (ii) Arlington HFA is the fee simple title owner of the Texas Property more fully described, with common address, legal description, outstanding mortgage or deed of trust obligations, and owners title insurance policy, in Exhibit B-3 attached hereto and hereby incorporated as if set forth herein (the "Arlington Property"); (iii) the financial statement for Arlington HFA attached hereto as Exhibit B-4 and hereby incorporated as if set forth herein has been prepared in accordance with generally accepted accounting practices and certified by an executive officer of the Company and truly and


                             Exhibit 10.24 - Page 3
     correctly sets forth the financial condition of Arlington HFA as of the date of the statement; (iv) HFAH is authorized to cause Arlington HFA to undertake the conveyance contemplated hereunder of the Arlington Property with full power and authority to sell it to the Investor Company without the consent of any other person or entity; and (v) HFAH and Arlington HFA, each by its respective and duly constituted board of directors, have been authorized to consummate the execution, delivery, and performance of this Agreement and the transactions contemplated hereby.

(c) Texas Properties Briarmeadows Property and Arlington Property are referred to herein as the "Texas Properties" and each as a "Texas Property". The Company further represents and warrants, as of the Effective Date and as of Closing, that except as disclosed in Exhibits B-1 or B-3, there are no liens, mortgages, deeds of trust, security interests, leases, covenants, conditions, restrictions, easements, rights-of-way, licenses, encroachments, judgments or encumbrances of any kind, except for the following permitted exceptions (the "Permitted Exceptions"): (i) with respect to Arlington Property, the leases of tenants in occupancy (all of which are on a standard form residential lease incorporating commercially reasonable rates); (ii) the lien of real estate taxes not yet due and payable; (iii) matters of record affecting title to the respective Texas Property, as presented to, reviewed, and approved by Investor Company in its sole discretion before Closing; and (iv) zoning and building restrictions (including any conditions of subdivision) and other laws, ordinances, and regulations of governmental bodies having jurisdiction over the Texas Properties, provided (x) the Texas Properties are in compliance with all such restrictions, laws, ordinances, and regulations, and (y) all such restrictions, laws, ordinances, and regulations do not prevent or materially restrict the use of the Texas Properties for intended purposes or render title unmarketable. As to both of the Texas Properties, the Company further represents and warrants that, except as disclosed within thirty days of execution of this Agreement, or thereafter on a timely basis to the extent such circumstances or events become subsequently known, (i) there are no litigations or actions pending against the Texas Properties,
     (ii) there are no material tenant complaints, (iii) there are no tenant rights to purchase any property or unit or to renew their lease on other than standard renewal terms, (iv) all tenant leases are in full force and effect, all tenants are current in their rent or not more than one month past due, and no tenant had been notified that he is in default under his lease, (v) there are no known environmental conditions that may have a material adverse effect on the Texas Properties, and (vi) the Company has not received notice of any building code violations, legal or zoning violations, or insurance violations. To the extent any such circumstance or condition has a material adverse effect on the financial condition or value on one or both of the Texas Properties, the Investor Company shall have the right to terminate this Agreement.

(d) The Company has provided the representations and warranties set forth above to the best of its knowledge after reasonably diligent investigation. In the event the Company determines a representation requires qualification, as for example, to state that an additional third party consent is required to transfer the Texas Properties, or that the attached exhibits B-1 through B-4 require supplementation or correction, the Company will immediately notify the Investor Company and shall obtain such consents or take such other action reasonably required and acceptable to the Investor Company to implement the transaction contemplated hereby.

6.   Interim Operations.

(a)  From and  after  the  Effective  Date  through  and  including  the date of
     Closing, the Company shall continue to maintain, manage and operate the Texas Properties in the manner managed on the Effective Date but in no event less than customary industry standard for similarly situated properties managed by their owners. In this regard, the Company shall enter into, renew and/or terminate tenant leases on the same or comparable terms as it has employed during the period of time when it operated the properties for its own account.

                             Exhibit 10.24 - Page 4

(b) With respect to each of the Texas Properties, the Company shall as of the Effective Date establish a separate checking account reflecting all financial transactions relating to each Texas Property, and shall pay all reasonable and customary out-of-pocket expenses incurred in the regular operation of the Texas Properties. Except for extraordinary expenses required for public safety or other emergency protection of the Texas Properties (for which the Company shall provide immediate notice to the Investor Company), the Company shall not incur any capital or extraordinary expense without prior notice to and authorization by the Investor Company. Further, aside from payment of routine property management fees consistent with prior practice (but excluding any incentive management fees or asset management fees), all net cash flow shall remain in the checking accounts established hereby and shall be transferred with the Texas Properties. The property management fees for each Texas Property shall not exceed five percent (5%) of cash receipts each month.

(c) From and after the Effective Date, the Company shall cause the operations and financial management of the Texas Properties to prepare and provide to the Investor Company customary statements of operations, income and expense, and balance sheets for the Texas Properties to facilitate the applications by the Investor Company under S 7 to assume or refinance the Mortgages. A representative or designee of the Investor Company shall have the right, on reasonable notice, to examine the checkbooks established hereby, and related bank statements and cash receipts ledgers for each of the Texas Properties, as well as their comparable books and records for the twelve month period prior to the Effective Date.

(d) For the period through the date of Closing, the Company shall retain and satisfy all of the debt, contractual, tax, insurance, and operational obligations of the Texas Properties and the right to collect all income from any sources therefor. The Company represents, warrants, and covenants that at Closing it shall have timely paid, or set aside in an escrow account for the benefit of the Investor Company sufficient funds to pay, any and all obligations of the Texas Properties incurred through the date of Closing and shall indemnify the Investor Company for any failure to comply with this obligation.

(e) The Company shall bear all risk of loss to each Texas Property from fire or other casualty and all liabilities arising from the Texas Property before the Closing. The Company shall maintain all existing fire and casualty and liability insurance on the respective Texas Property, and shall cooperate in facilitating either the assignment of such policies to the Investor Company or the procurement of suitable replacement insurance. The Company shall further be responsible for correcting any violations of any zoning and building codes (including any conditions of subdivision) or other laws, ordinances, and regulations of governmental bodies having jurisdiction over the Texas Properties that existed prior to Closing, whether or not such violation is discovered before or after Closing.

(f) Except as may be otherwise expressly approved in writing by the Investor Company Representative, from the Effective Date hereof to the Closing the Company shall not cause or permit any change in the status of title to either of the Texas Properties or any adverse change in the physical condition thereof except for customary maintenance and operations and except for reasonable wear and tear and damage by fire or other casualty. In addition, the Company shall maintain and preserve all tenant security deposits in a manner comparable to the manner employed when such security deposits were held for the Company's own account.

7.   Assumptions; Refinancings.

(a) The parties understand and acknowledge that as of the Effective Date and as shown in Exhibits B-1 and B-3, each Texas Property is encumbered by an existing first Mortgage obligation secured by a guaranty and other collateral provided by the Company. In particular, the Mortgage obligation on the Arlington Property matures in August 2000 and is secured in part by the stock issued by Arlington HFA and Briarmeadows HFA held by HFAH.

                             Exhibit 10.24 - Page 5

(b) It is a condition precedent to scheduling Closing hereunder that HFAH, and its affiliates other than Arlington HFA and Briarmeadows HFA, and their properties including any pledged or assigned collateral, be released from any and all obligations to the respective first Mortgage lenders from and after Closing.

(c) Promptly after the Effective Date, the Investor Company shall make applications to the existing first Mortgage lenders to assume the guaranty obligations of HFAH and its affiliates on those mortgages, or elect to secure replacement financing from those lenders or other financial institutions. Thereafter, the Investor Company shall use its best efforts and diligently prosecute such applications to their closings and to provide a release of HFAH and its affiliates (including Briarmeadows HFA and Arlington HFA) and their pledged collateral as secured. Notwithstanding the right in its reasonable discretion to negotiate and approve such financing terms, the Investor Company represents and warrants that it will accept such assumptions or refinancings so long as they are available from institutional lenders on customary and commercially acceptable terms and conditions then typical of the real estate market for properties such as the Texas Properties. The Investor Company from time to time shall inform HFAH of its progress in satisfying these obligations and the steps it has taken in connection therewith.

(d) The parties understand that the Investor Company may be a special purpose entity and will have no operating history or other financial statements or credentials apart from those provided by the individual Investors. To qualify for assumption or refinancing as required by this S 7, the Investor Company may require, and the Investors shall provide to the proposed assumption or refinancing lenders, as required, the requisite financial statements, histories, and information and management or ownership credentials typically required by institutional lenders, for the Investor Company to satisfy its obligations under this S 7. The Company shall provide to the Investor Company all the documents and other information it has obtained on its own behalf from prospective lenders for the assumption and/or refinancing of these mortgage obligations, introduce and/or refer the Investor Company Representative to the representatives of those prospective lenders, and provide the supporting information required from the Texas Properties and otherwise cooperate in the processing of the applications made by the Investors and/or the Investor Company.

(e) In the event the Investor Company after reasonably diligent application is unable to obtain commercially acceptable assumption or refinancing terms for both Texas Properties on or before December 1, 2000, either party may terminate this Agreement by written notice to the other in which event the tolling period (described in S 4 above) shall lapse upon termination, the Investor Company shall surrender the Balance Note to the order of the Company, and the rights of the parties in all respects shall revert to the status quo ante, provided that the Company shall not be liable for any late charges or default interest for any payments not made during and in reliance upon the tolling period. With such termination, the Investor Company shall credit against the accrued and future obligations of the Company under the Financial Instruments (all of which shall be deemed due and payable in accordance with their terms though without any penalties) all payments received under the Balance Note. In recognition of this potential result, the Company agrees that, pending Closing or termination hereunder, it will not take any actions in derogation of the Investors' rights under the Financial Instruments or that would otherwise have a material adverse effect on the Company's financial condition and thereby impair the Company's ability to meet its obligations under the Financial Instruments. Notwithstanding the foregoing, if the Investor Company has been unable to obtain commercially acceptable financing by December 1, 2000 for one or both of the Texas Properties, and assuming all other requirements and conditions incident to Closing have been met and satisfied, the Company shall have up to December 20, 2000 to present the Investor Company with a commercially reasonable financing package (taking into consideration rate of interest, points, costs and expenses, and other usual terms) which the Investor Company shall be obligated to accept, and thereafter proceed to Closing.

                             Exhibit 10.24 - Page 6

8.   Balance Note.

(a) HFAH shall execute and deliver to the Investor Company Representative promptly, and within three (3) business days in any event after the execution of this Agreement by all of the Investors, the promissory note of HFAH in the amount of One Million Two Hundred Thousand Dollars ($1,200,000) payable to the order of the Investor Company as described in this S 8 and substantially in the form attached hereto as Exhibit C and hereby incorporated as if set forth herein (the "Balance Note"), together with all necessary documentation securing payment hereunder as provided for in S 8(f) below.

(b) From and after June 30, 2000, the principal outstanding under the Balance Note shall bear interest at the per annum rate of Nine and one-half per cent (9.5%). Interest shall be due and payable on a monthly basis, in arrears, on the first day of each month, commencing on August 1, 2000, and continuing until the entire outstanding balance is paid in full. Any such payments that accrue prior to the execution of this Agreement shall be paid at the time the parties execute this Agreement.

(c) HFAH shall make mandatory principal payments under the Balance Note as follows: (i) in the amount of One Hundred Thousand Dollars ($100,000) on September 15, 2000; (ii) in the amount of One Hundred Thousand Dollars ($100,000) on October 15, 2000; (iii) in the amount of Two Hundred Fifty Thousand Dollars ($250,000) on November 15, 2000; (iv) in the amount of Two Hundred Fifty Thousand Dollars ($250,000) on December 15, 2000; and (v) in the amount of Two Hundred Fifty Thousand Dollars ($250,000) on January 15, 2001. The remaining balance of all obligations due under the Balance Note shall be due and payable on February 15, 2001 (the "Maturity"). Time is of the essence with respect to the dates set forth in this provision.

(d) HFAH shall also make mandatory principal prepayments on the Balance Note from the proceeds from certain refinancing or sale transactions within three (3) business days of receipt thereof. HFAH retains without limitation the right to sell or refinance either or both of the Collateral Properties (as defined below), whether or not a default is outstanding under the Balance Note. With respect to the first refinancing or sale of Willow Pond Apartments, HFAH shall pay to the Investor Company Two Hundred Thousand Dollars ($200,000). With respect to any or all other or subsequent refinancing or sale on any HFAH property (and not just with respect to the Collateral Properties), HFAH shall pay to the Investor Company one hundred per cent (100%) of the net refinancing or sale proceeds less all reasonable and customary out-of-pocket financing and sale costs including pre-payment penalties and premiums, closing, and settlement costs (including attorneys' fees), and other payments required pursuant to law or pursuant to any pre-existing arms' length agreement between HFAH and any non-affiliated person or entity (but not including any commissions or fees paid or payable to HFAH employees or affiliates including International Business Realty & Consultants, LLC). Any payments made pursuant to this provision shall be applied as follows: first, to any accrued and unpaid interest; second, to the principal payment due under the Balance Note on February 15, 2001, and thereafter to the principal payments due on January 15, 2001, December 15, 2000, and so on; and third, to any accrued and unpaid expenses incurred in collecting any payment due hereunder, to the extent necessitated by the Company's actions or inaction or by any default hereunder. The Company further agrees to provide to the Investor Company an accounting and/or closing statement that delineates the costs and expenses of any such sale or refinancing, together with any supporting documentation as is reasonably required, within five business days following the consummation thereof. Any breach of this provision shall give the Investor Company the right to terminate this Agreement.

(e) Notwithstanding the provisions of SS 8(c) and 8(d) above, and provided HFAH is current on all obligations hereunder, if as a result of the refinancing or sale of Willow Pond Apartments HFAH is able to pay Three Hundred Thousand Dollars ($300,000) or more of principal as repayment of the Balance Note to the Investor Company on or before September 15, 2000, then the first three principal payments due under the Balance Note shall be adjusted as follows: (i) the amount of


                             Exhibit 10.24 - Page 7

     Twenty Five Thousand  Dollars  ($25,000) will be due on September 15, 2000;
     (ii) the amount of Fifty Thousand Dollars ($50,000) will be due on October 15, 2000; (iii) the amount of Two Hundred Twenty Five Thousand Dollars ($225,000) will be due on November 15, 2000. The amount of the principal payments due on December 15, 2000 and January 15, 2001, and the requirement to pay the remaining balance of all obligations due under the Balance Note on February 15, 2001, shall remain unchanged. Moreover, notwithstanding the provisions of SS 8(c) and 8(d) above, and provided HFAH is current on all obligations hereunder, and further provided that HFAH shall have previously paid the Investor Company Three Hundred Thousand Dollars ($300,000) of principal as repayment of the Balance Note from a refinancing or sale of Willow Pond Apartments, if as a result of the refinancing or sale of Lakes Edge Apartments HFAH is able to pay Six Hundred Thousand Dollars ($600,000) or more of principal as repayment of the Balance Note, such proceeds shall be applied as follows: first, to any accrued and unpaid interest; second, to principal payments due under the Balance Note in the order in which they become due (i.e., applied to the payment due earliest in time, and so on); and third, to any accrued and unpaid expenses incurred in collecting any payment due hereunder, to the extent necessitated by the Company's actions or inaction or by any default hereunder.

(f) HFAH is the general partner and/or the sole owner of the title-holder to the apartment projects known as "Willow Pond Apartments" and "Lakes Edge Apartments" more particularly described in Exhibits D-1 and D-2 attached hereto and hereby incorporated (those properties being herein referred to as the "Collateral Properties"). In the Balance Note, and by separate assignment from HFAH with the delivery of the Balance Note, HFAH shall pledge as additional security for its obligations under the Balance Note
     (i) the excess refinancing proceeds described in S 8(e) above and (ii) the Available Cash Flow, the latter only to be paid during the pendency of an uncured default under the Balance Note, from each of the Collateral Properties. "Available Cash Flow" shall mean cash proceeds available from all operations (expressly excluding refinancing or other transfer proceeds and excluding any casualty proceeds) at the Collateral Properties after the payment of all reasonable and customary out-of-pocket operating expenses, debt service and other financing charges or costs, taxes, insurance, and actual property improvements (whether or not capital) made at the Collateral Properties (with notice to and approval by the Investor Company, which approval shall not be unreasonably withheld), and reserve for any expense required by the incumbent financing on the Collateral Properties. For purposes of this provision, operating expenses may include routine property management costs consistent with prior practice up to five percent (5%) of cash receipts each month, but shall exclude any incentive management fees, asset management fees, or other payments to HFAH or HFAH employees or affiliates. HFAH represents and warrants that it will operate each of the Collateral Properties in the same manner as on the Effective Date, so that (among other things) the amount set aside for reserves shall be consistent with prior practice (which shall be understood to be not greater that the average monthly reserve set aside during the preceding twelve months), and that it will cooperate in the timely filing of all necessary U.C.C. financing statements or other security interests (which shall be filed at the Company's expense), and that it will afford the Investor Company Representative or its designee reasonable opportunity to review the books and records of the Collateral Properties to confirm compliance with this provision. To the extent any of the Collateral Properties are sold before the Balance Note is paid in full, the Company shall within five business days after such sale has been consummated designate substitution collateral reasonably acceptable to the Investor Company and take all necessary steps to perfect an appropriate security interest in such substitution collateral.

(g) To the extent any of the casualty proceeds referred to in S 8(f) are not used for restoration of the Collateral Properties, they shall be deemed to be proceeds from a sale or refinancing that are to be paid to the Investor Company in accordance with the provisions of SS 8(d) and 8(e) hereof.

                             Exhibit 10.24 - Page 8

(h) The Balance Note shall provide for events of default as follows: (i) for failure to pay scheduled payments after a grace period of five (5) days;
     (ii) for bankruptcy or other insolvency events; and (iii) for breach of any other obligation hereunder, which breach shall not constitute a default until after notice of breach has been provided and the Company fails to cure the breach within thirty (30) days after receipt of notice. The Company shall make the scheduled payments due under the Balance Note without regard to the scheduled date for Closing. Notwithstanding the existence of a default under the Balance Note, HFAH shall continue to manage the Texas Properties and/or the Collateral Properties in a manner consistent with the provisions hereof. Should the Investor Company be required to expend any funds to collect any amount due hereunder following a default, the Company shall be required to pay all such collection costs.

9.   Company  Reports.

     HFAH shall from and after the Effective Date and so long as there is any balance outstanding under the Balance Note prepare and supplement on a monthly basis the operating budget for each Collateral Property (including any substitution collateral), to be delivered to the Investor Company Representative. On a quarterly and annual basis, HFAH shall also provide the then current financial statements for the respective owner of each Collateral Property. Notwithstanding the provision of such financial information, even after default under the Balance Note, neither Investor nor the Investor Company shall have any right to direct the management of the Collateral Property or HFAH as to any income, expense, operation, or condition of the Collateral Property.

10.  Investors' Representations.

     Each Investor hereby represents to the Company that: (i) the Investor has good and marketable title to all of the Financial Instruments shown on the respective exhibit hereto for such Investor and except as shown the Financial Instruments have not been otherwise amended, modified, or supplemented by any other writing or obligation; (ii) the Investor is authorized to undertake the conveyance contemplated hereunder of his Financial Instruments and has full power and authority to sell those Financial Instruments to HFAH without the consent of any other person or entity, (iii) those Financial Instruments are, and will be at Closing, free, clear, unencumbered, and subject to no restraint or restriction; (iv) to the extent there is outstanding any interest, dividend, or contractual obligations due from HFAH under the Financial Instruments as of the Effective Date, it is transferred with and assigned to HFAH at Closing; and
(v) from and  after  the  Effective  Date,  except  to  transfer  his  Financial
Instruments to the Investor Company as contemplated by S 3(c) above, the Investor represents, warrants, and covenants he shall not transfer any interest in the Financial Instruments, directly or indirectly, nor hypothecate, pledge, assign any such interest therein, or suffer the same to be established or transferred, and shall require the same obligation from the Investor Company, subject only to the transfer allowed hereunder to HFAH.

11.  Party Due Diligence.

     Each party acknowledges, represents, and warrants (the "Acknowledging Party") to the other that, except as expressly set forth herein, the other party has made no representation or warranty to the Acknowledging Party regarding the financial condition or affairs of the other party or the title, condition, feasibility, or use of the Texas Properties. The Acknowledging Party expressly represents and warrants that it has conducted or it shall conduct prior to Closing its own independent due diligence investigation of the Texas Properties and all matters related thereto or any other matter material to the Acknowledging Party in determining to proceed with the transactions contemplated by this Agreement and the Acknowledging Party expressly has not relied upon any information or production obtained from the other party (or any representative, officer, or agent thereof) unless so stated in this Agreement. The Investor Company shall obtain as a condition to Closing (a) a satisfactory survey of the Texas Properties, (b) a satisfactory title report and title insurance on commercially reasonable terms, and (c) an appropriate environmental report. Should the Investor Company not be able to obtain any of the foregoing despite exercising its best efforts, or should it become aware of any previously unknown or undisclosed physical or environmental condition that substantially and materially reduces the value of either of the Texas Properties (relative to the approximate values set forth herein), it shall have the option to terminate this Agreement.

                             Exhibit 10.24 - Page 9

12.  Closing.

(a) The purchase and sale (the "Closing") of the Briarmeadows Property and the Arlington Property provided for in this Agreement will take place at the offices of the Investor Company's counsel in New York City, New York, at a time designated by the Investor Company Representative, with at least three
     (3) business days notice to HFAH and in any event on or before at 3:00 p.m. (local time) on December 1, 2000 (the "Closing Date"). To the extent necessary to complete the Closing, and in accordance with customary practices in the State of Texas, the parties may arrange to have certain aspects of the Closing conducted on an escrow basis by and through the title company which will be located in Texas. As such, the parties may tender performance at Closing by delivering the requisite instruments and documents on the Closing Date in escrow against the performance of the other parties.

(b) At Closing, for each Texas Property, the parties shall pro-rate the rents and other income and the obligations for all operating expenses, contracts, vendors, real estate taxes, utility charges, and annual assessments arising from the Property to the extent necessary to accomplish the intended economic result of this transaction which includes the Investor Company obtaining the economic benefits and burdens of ownership of the Texas Properties as of the Effective Date. As a closing document, the parties shall agree to indemnify and hold each other harmless for costs, claims, and liabilities arising from the Texas Properties, with the Company responsible for any and all matters or claims arising during the period before Closing (or thereafter to the extent attributable to acts or omissions of the Company prior to Closing) and the Investor Company responsible otherwise for the period from the Closing date forward. The Investor Company shall pay and be solely responsible for the costs of its financings, including any title examination or insurance, surveys, mortgage or deed of trust recording charges, lender charges, and the like, except to the extent this requirement is inconsistent with customary practice in the area in which the Texas Properties are located or with any other legal requirement, in which case the party who customarily pays or is legally obligated to pay shall be responsible for such payments. The Company shall pay any grantor tax required by the State of Texas to be paid by the grantor. Except as otherwise provided herein, the Company and the Investor Company shall each pay half of the remaining costs of transfer and closing, including the costs of any attorney or escrow agent conducting settlement, and each party shall bear all its own attorneys' fees and expenses.

(c) At the Closing, the Company will deliver or cause to be delivered to the Investor Company: (i) a special warranty deed to each Texas Property conveying title thereto to the designee of the Investor Company; (ii) a bill of sale and assignment of any and all leases, contracts, personal properties, and accounts for the Texas Properties used in their operation and management, including keys and trade-names; (iii) customary certificates of Seller required by the title company issuing title insurance on behalf of the Investor Company; (iv) certified resolutions from the governing bodies of HFAH, Arlington HFA and Briarmeadows HFA authorizing the execution, delivery, performance, and observance of this Agreement and the instruments contemplated herein; and (v) in accordance with the provisions set forth in S 29 below, a mutual limited release, to be executed by HFAH, Arlington HFA and Briarmeadows HFA, the Investor Company, and each Investor. Each party shall provide a representation that shall include a schedule of all known claims and that it has exercised reasonable due diligence to ascertain the existence of any other claims.

(d) At the Closing, the Investor Company will deliver or cause to be delivered to HFAH: (i) evidence reasonably satisfactory to HFAH of the release of HFAH and any of its affiliates (including Arlington HFA and Briarmeadows
     HFA) and their respective properties from any and all obligations with respect to the first mortgage financings on the Texas Properties; (ii) the original executed counterpart of each Financial Instrument (together with any amendment or addendum or exhibit thereto); and (iii) a general release and waiver, in a form to be reasonably satisfactory to HFAH, by the respective Investor of any right, title, or interest in, or any claim arising from the respective Financial Instruments, including any cash or non-cash proceeds, interest, dividends, income, revenues, profits, accounts, and benefits from, under, and in connection with any of the Financial Instruments.

                             Exhibit 10.24 - Page 10

(e) The foregoing notwithstanding, in the event as of the Closing Date HFAH has not yet made the mandatory payments due under the Balance Note on September 15, October 15, and November 15, 2000, the Investor Company shall retain possession of all of the Financial Instruments until those payments are made. Subject to the terms and conditions for a termination of this Agreement under S 7(e) above, once those payments are made the Investor Company shall surrender fifty-five per cent (55%) of those Financial Instruments as identified in S 12(f) below. In the event HFAH has made those payments but a balance remains outstanding under the Balance Note on the Closing Date, the Investor Company shall retain possession of all of the remaining Financial Instruments until the Balance Note is paid in full, whereupon it shall surrender them as provided above.

(f) In determining which Financial Instruments shall be surrendered after the mandatory payments due under the Balance Note on September 15, October 15, and November 15, 2000, have been made, the parties shall identify the Financial Instruments by classes as (i) common stock of HFAH, (ii) preferred stock of HFAH, (iii) options from HFAH, (iv) warrants from HFAH,
     (v) promissory notes from HFAH, and (vi) other obligations such as the consulting agreement with Koplovitz. For each of the classes (i), (ii),
     (iii), and (iv) above, the Financial Instruments to be surrendered shall be the certificates or instruments evidencing such ownership, which shall be surrendered to the stock register or the corporate Secretary of HFAH for reissuance to reduce the outstanding number of each class by fifty-five per cent (55%). For the promissory notes (class (v)), the Investor Company as holder shall execute and deliver to HFAH a release of fifty-five per cent (55%) of the outstanding principal balance of each such note.

13.  Indemnification.

(a) Each party (the "Indemnitor") hereto agrees, in addition to any other provision hereof, to indemnify, defend, and hold harmless the other party and its affiliates, officers, principals, employees, agents, successors and assigns, and each of their representatives, successors, and assigns (the "Indemnitees") at all times from the Effective Date against and in respect of Damages (defined in S 13(b)) suffered by them as a direct or indirect result of any Claim (defined in S 13(b)) to the extent based upon any breach of any representation or warranty by an Indemnitor in this Agreement, or any breach or default by the Indemnitor under this Agreement, or any debt, liability, obligation (including taxes) of the Indemnitor, or any negligence or intentional or willful misconduct of the Indemnitor with respect to this Agreement.

(b) "Damages" shall mean all amounts finally awarded or charged against, or paid in settlement by, or paid pursuant to an indemnification agreement with a third party by an Indemnitee, and all actual out of pocket expenses or costs reasonably incurred by such Indemnitee to investigate, oppose, settle, defend, or avoid a Claim, including reasonable professional and attorney's fees and expenses. A "Claim" is any claim, action, proceeding, demand, or assertion, whether judicial or otherwise, whether commenced or threatened, and whether administrative, civil, or criminal, initiated by a third party.

(c) With respect to the foregoing indemnification obligations: (i) the indemnified party will notify the indemnifying party in writing promptly upon learning of any claim or suit for which indemnification may be sought, provided that failure to do so shall not affect the indemnity except to the extent the indemnifying party is prejudiced thereby; (ii) the indemnifying party shall have control of the defense or settlement, provided that the indemnified party shall have the right to participate in such defense or settlement with counsel of its own selection and at its sole expense; and
     (iii) the indemnified party shall reasonably cooperate with the defense, at the indemnifying party's expense.

14.  Amendments.

     No change or modification of this Agreement shall be valid unless the same is in writing and signed by each party. No purported or alleged waiver of any of the provisions of this Agreement shall be valid or effective unless in writing signed by the party against whom enforcement is sought.

                             Exhibit 10.24 - Page 11

15.  Attorneys'  Fees.

     If a party incurs attorneys' fees or costs in connection with a dispute, breach, default, or misrepresentation hereunder, and is the prevailing party in a legal action or proceeding to enforce the terms of this Agreement, that party shall be entitled to recover those fees and costs from the other party.

16.  Notices.

     Any notice required or permitted to be given hereunder shall be in writing and shall be hand-delivered, delivered by overnight courier, sent by facsimile transmission followed by mail copy, or mailed by certified or registered mail, postage prepaid, return receipt requested, to the parties hereto at their respective addresses set forth below, or at such other addresses of which either party shall notify the other party in accordance with the provisions hereof, and shall be deemed given as of the time of such mailing or delivery, as applicable.

17.  Assignment;  Binding Agreement.

     No party may assign this Agreement without the prior written consent of the other parties; provided, however, that the Investors may assign their rights collectively to the Investor Company when organized. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the respective heirs, legal representatives, successors, and assigns of each party.

18.  No Third Party Rights.

     Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

19.  Entire  Agreement.

     This Agreement (including the referenced exhibits and schedules, which are incorporated herein by reference) contains the entire understanding between the parties hereto with respect to the subject matter hereof and is intended to be an integration of all prior or contemporaneous agreements, conditions, or undertakings between the parties hereto. Notwithstanding the foregoing, the parties acknowledge that not all of the exhibits referenced herein are attached to this Agreement at the time of execution. To the extent such exhibits are not attached at such time, they shall be delivered to the other party within ten days of execution of this Agreement. This Agreement may be executed in multiple counterparts, each of which shall be an original (including machine-duplicated and/or facsimile copies of the Agreement), but all of which together shall constitute but one instrument. If executed in duplicate, each duplicate copy shall be as valid as an original copy. No distinction shall be made between an originally typed document and machine-copies and/or facsimile documents, provided that the copies disclose the signatures of the parties.

20.  Governing Law; Interpretation.

     This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of New York without regard to its laws on conflicts of law. Captions herein are for convenience of reference only and in no way define, limit, or expand the scope or intent of this Agreement. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female, and vice versa.

21.  Compliance   with  Applicable  Law.

     The parties shall comply with all applicable federal, state, county, and local laws, ordinances, regulations, and codes and all applicable writs, injunctions, decrees, and determinations of any governmental authority in the performance of this Agreement, and shall upon request reasonably assist each other in complying with such laws.

22.  Recitals;  Defined Terms.

     The foregoing recitals are hereby incorporated as if set forth in full herein. Capitalized terms used and not otherwise defined herein have the meanings provided by the respective Financial Instruments as the context requires.

23.  Severability.

     If any provision of this Agreement is held invalid for any reason, the remaining provisions of this Agreement shall remain valid and enforceable, and the parties shall substitute for the invalid provision a valid provision, which most closely approximates the intent and economic effect of the invalid provision.

                             Exhibit 10.24 - Page 12

24.  Time of the Essence.

     With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

25.  Further  Assurances.

     The parties agree (a)- to furnish upon request to each other such further information, (b)-to execute and deliver to each other such other documents, and
(c)-to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

26.  Jurisdiction;  Service of Process.

     To the extent any party hereto alleges that the breach, default, or other misconduct of any other party may result in irreparable injury for which there may be no adequate remedy at law, such party shall be entitled to seek injunctive relief or a decree for specific performance in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

27.  Arbitration and  Enforcement.

     Subject to the provisions of S 26 above, any dispute arising out of the terms of this Agreement shall be settled by arbitration in New York City, New York, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, before the American Arbitration Association or any comparable entity acceptable to all parties. In the event of any such arbitration, there shall be three (3) arbitrators. The arbitrators shall promptly obtain such information regarding the matter as they deem advisable and shall decide with dispatch the matter and render a written award that shall be delivered to the prevailing party. Any such award shall be a conclusive determination of the matter and shall be binding upon each member (or his successor in interest), and shall not be contested by any party. At the time of rendering the award, the arbitrators shall establish their fees and expenses in connection therewith. Such fees and expenses shall be allocable by the arbitrators in their award. Judgment upon any arbitration award may be entered and enforced in any court of competent jurisdiction. No dissolution or termination of the Company or the Investor Company shall effect or impair any party's rights to arbitrate a dispute under this S 27.

28.  Submission  to   Jurisdiction.

     Each party hereby (i) submits to the jurisdiction of the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, the United States District Court for the Southern District of New York, with respect to any suit, action, or proceeding relating to this Agreement, (ii) waives any objection which it may now or hereafter have to the laying of venue of any such suit, action, or proceeding brought in any such court and any claim that any such suit, action, or proceeding brought in any such court has been brought in an inconvenient forum, (iii) waives the right to object that any such court does not have jurisdiction over it, and (iv) consents to the service of process in any such suit, action, or proceeding by the mailing of copies of such process to it by certified mail at the addresses indicated in this Agreement. Nothing in this paragraph shall affect a party's right to serve process in any other manner permitted by law or to bring proceedings against a party in any other court having jurisdiction.

29.  Survival;   limited   release.

     Except as otherwise provided herein, the representations and warranties provided for in this Agreement shall survive the Closing for 24 months from the Closing Date for the benefit of the parties hereto and their successors and assigns, and the covenants and agreements of the parties hereto shall survive the Closing in accordance with their terms; provided, however, that (a) neither party may assert a claim or initiate an action against the other party based on any breach of warranty, representation, covenant, or agreement hereunder at any time more than 24 months following the Closing Date, and (b) neither party may assert any claim or initiate an action against the other party pursuant to S 13 hereof on or after the date that the statute of limitations relating to any such underlying claim or action has expired.

         (Signatures on following three pages)

                             Exhibit 10.24 - Page 13

     IN WITNESS WHEREOF each of the parties has executed and delivered this Agreement under seal intending to be legally bound hereby as of the day and year first above written.

HFAH:

HOMES FOR AMERICA HOLDINGS, INC.
                                                       (SEAL)

By:       ----------------------------------

Its:      ----------------------------------
Date:
          ----------------------------------

Address:  ----------------------------------
          ----------------------------------
Fax:      ----------------------------------

Briarmeadows HFA:

BRIARMEADOWS / HOMES FOR AMERICA, INC.
                                                       (SEAL)

By:       ----------------------------------

Its:      ----------------------------------
Date:
          ----------------------------------

Arlington HFA:

ARLINGTON / HOMES FOR AMERICA, INC.
                                                       (SEAL)

By:       ----------------------------------

Its:      ----------------------------------
Date:
          ----------------------------------

INVESTOR COMPANY:

LUCKY PUP ENTERPRISES, L.P.

By:       ----------------------------------

Its:      ----------------------------------
Date:
          ----------------------------------


Address:  ----------------------------------
          ----------------------------------
Fax:      ----------------------------------


INVESTORS:


          ----------------------------------
          WILLIAM KOPLOVITZ, JR.

Date:     ----------------------------------


          ----------------------------------
          WILLIAM MAROVITZ

Date:     ----------------------------------




                             Exhibit 10.24 - Page 14

          ----------------------------------
          DAVID SCHUTZ

Date:     ----------------------------------


          ----------------------------------
          WILLIAM TAYLOR

Date:     ----------------------------------




          ----------------------------------
          JON NIX

Date:     ----------------------------------


LITIGATION RESEARCH DEFINED
 BENEFIT PENSION TRUST

By:       ----------------------------------
          Farrald G. Belote, Jr., Trustee

Date:     ----------------------------------


          ----------------------------------
          STEPHEN T. FROST

Date:     ----------------------------------


                             Exhibit 10.24 - Page 15

Exhibits:

         A.       Financial Instruments

                  A.1      Financial Instruments (Koplovitz)

                  A.2      Financial Instruments (Marovitz)

                  A.3      Financial Instruments (Schutz)

                  A.4      Financial Instruments (Taylor)

                  A.5      Financial Instruments (Nix)

                  A.6      Financial Instruments (Belote)

                  A.7      Financial Instruments (Frost)


         B.       Texas Properties

                  B.1      Briarmeadows Property

                  B.2      Financial Statement (Briarmeadows HFA)

                  B.3      Arlington Property

                  B.4      Financial Statement (Arlington HFA)


         C.       Balance Note

         D.       Collateral Properties

                  D.1      Willow Pond Apartments

                  D.2      Lakes Edge Apartments


                             Exhibit 10.24 - Page 16